ASSIGNMENT AND ASSUMPTION OF LEASE

This **ASSIGNMENT AND ASSUMPTION OF LEASE** (this "Agreement") is made and entered into on May 17, 2010, by and among NuSTAR TERMINALS OPERATIONS PARTNERSHIP L.P., a Delaware limited partnership ("Assignor"), BLACKWATER GEORGIA, L.L.C., a Georgia limited liability company ("Assignee"), and GEORGIA PORTS AUTHORITY, a public corporation and instrumentality of the State of Georgia ("Landlord"). Assignor, Assignee and Landlord are each referred to herein as a "Party" and collectively as the "Parties."

WHEREAS, Assignor, (as successor in interest for this purpose to Eastern Seaboard Petroleum Company, the original lessee) and Landlord, (as successor in interest for this purpose to the Brunswick Port Authority), are parties to that certain lease dated September 5, 1972 (as amended, the "Lease"), presently covering certain premises located in Glynn County, Brunswick, Georgia, as more particularly described in the Lease (the "Leased Premises");

WHEREAS, Assignor presently operates a bulk liquids storage terminal (the "Terminal") on the Leased Premises and has only a usufruct interest;

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated April 1, 2010 (the "Purchase Agreement") pursuant to which, subject to the terms and conditions set forth therein, Assignee will purchase substantially all of Assignor's assets located at the Terminal, including all of Assignor's right, title and interest in, under and to the Lease, and assume certain of Assignor's liabilities in connection with Assignor's operation of the Terminal;

WHEREAS, contemporaneous with the closing of the transactions contemplated by the Purchase Agreement, the Parties mutually desire (i) that Assignor assign all of its right, title and interest in, under and to the Lease to Assignee, and (ii) that Landlord, pursuant to Article 14 of the Lease, consent to the assignment contemplated hereby, all on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties hereby agree as follows:

1. Effective Date. For all purposes under this Agreement, the term "Effective Date" shall mean that date on which the closing of the transactions contemplated by the Purchase Agreement are consummated or this Agreement is executed by all parties hereto, whichever occurs last.

2. Assignment and Assumption.

2.1 As of the Effective Date, Assignor hereby assigns, transfers and sets over unto Assignee all of Assignor's right, title and interest in, under and to the Lease. Assignor shall deliver possession of the Leased Premises to Assignee on the Effective Date.

2.2 Assignee hereby accepts the foregoing assignment and hereby agrees to perform all of the terms and conditions of the Lease to be performed on the part of Assignor and assumes all liabilities and obligations of Assignor under the Lease, as amended hereby, arising or accruing on or after the Effective Date, including without limitation, liability for the payment of rent and for the due performance of all of the terms, covenants and conditions of the Lessee pursuant to the Lease, as amended hereby.

3. Consent to Assignment and Novation.

3.1 As of the Effective Date, Landlord hereby consents to the assignment effected hereby provided the following conditions are met: (i) Assignor unconditionally agrees to be bound for all costs related to, and will hold Landlord harmless of any and all damages, costs, and attorney's fees arising out of, any environmental claims and pollution in connection with Assignor's possession of the Leased Premises and the activities conducted by Assignor thereon during the period from the date of the inception of the Lease between Landlord and Assignor until the Effective Date; (ii) Assignee agrees that effective as of the Effective Date, it will provide to Landlord copies of insurance certificates to reflect that all insurance requirements set forth in Article 10 of the Lease are in effect and in force as of the Effective Date and further agrees that each policy shall insure Landlord as its interest may appear and that each such policy shall remain in full force and effect and shall not be cancelled, allowed to lapse or allowed to expire until thirty (30) days after Landlord has received written notice thereof. Provided the foregoing conditions have been met as of the Effective Date and agreed to by Assignor and Assignee, Landlord agrees to recognize Assignee as the Lessee under the Lease and thereby establish direct privity of contract with Assignee; and hereby grants to

Assignor a novation in respect of all liabilities and obligations under the Lease arising or accruing on or after the Effective Date, except for those conditions and requirements expressly set forth herein.

3.2 This Agreement by Landlord shall not be construed as consent by Landlord to any future assignment or subletting. The Lease may not be assigned, renewed or extended nor shall the Premises, or any part thereof, be sublet without the prior written consent of Landlord.

4. Indemnity. Assignee hereby agrees to indemnify, defend, and hold harmless Assignor from and against any and all losses, costs, claims, or expenses (including reasonable attorneys' fees, court costs and ancillary expenses) arising out of any obligation or liability of Assignee as the lessee under the Lease arising or accruing on or after the Effective Date.

5. Miscellaneous

5.1 Binding Effect. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto and their successors and assigns.

5.2 Headings. The section headings used herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

5.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without giving effect to its conflict of laws principles.

5.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

5.5 Notices. All notices permitted or required to be sent under this Agreement shall only be effective if in writing and if sent via one of the following methods to the addresses specified below: (i) personal delivery; (ii) certified mail, return receipt requested; or (iii) nationally recognized overnight delivery service, such as Federal Express. Notices may also be sent via facsimile or electronic mail and shall be deemed effective upon successful transmission, provided that notice is also sent simultaneously via one of the other methods set forth above. Either party may change its notice address or facsimile

number by providing written notice of such change in accordance with this paragraph.

GEORGIA PORTS AUTHORITY	BLACKWATER GEORGIA, L.L.C.
Mailing Address:	
P. O. Box 2406 Savannah, GA 31402 Attn: Executive Director	660 LaBauve Drive Westwego, LA 70094 Attn: Chief Commercial Officer
Delivery Address:	
2 Main Street Garden City, GA 31408 Attn: Executive Director	660 LaBauve Drive Westwego, LA 70094 Attn: Chief Commercial Officer

5.6 Savings Clause. This Agreement is being executed in connection with, and is subject to the terms and conditions set forth in, the Purchase Agreement, and shall not affect the allocation of liabilities as between Assignee and Assignor as set forth in the Purchase Agreement.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

LANDLORD:

GEORGIA PORTS AUTHORITY

By: ____________________
Steven Green
Chairman

Signed, sealed and delivered
In the presence of:

____
Witness

____
Notary Public
My Commission expires: January 22, 2011

JENNIFER D. DENNEY
Notary Public, Effingham County, GA
My Commission Expires January 22, 2011

ASSIGNOR:

NuSTAR TERMINALS OPERATIONS PARTNERSHIP L.P.

By: ____________________

Name: MICHAEL H. HOELTZEL

Title: SENIOR VICE PRESIDENT

MDT

Signed, sealed and delivered
In the presence of:

____
Witness

____
Notary Public
My Commission expires:

MONICA CASTILLO
Notary Public
STATE OF TEXAS
My Comm. Exp. 03-19-2011

ASSIGNEE:

BLACKWATER GEORGIA, L.L.C.

By: ____________________

Name: FRANCIS A Marrocco

Title: CHIEF COMMERCIAL OFFICER

Signed, sealed and delivered
In the presence of:

____
Witness Kelly V Pizani

____
Notary Public Rose L. Valence #12897
My Commission expires: At my death

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4/29/2010 2:59 PM